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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Aviron for the registration of $400,000,000 of its securities and to the incorporation by reference therein of our report dated February 17, 2000, with respect to the financial statements of Aviron included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP
                                            -----------------------
Palo Alto, California
December 13, 2000